Exhibit 10.17

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAYBE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 2018-05	$1,000,000.00

Ensysce Biosciences, Inc.

10.0% Convertible Promissory Note

Section 1. General.

FOR VALUE RECEIVED, ENSYSCE BIOSCIENCES, INC., a Delaware corporation (the “Ensysce”), hereby promises to pay to the order of Bob Gower or its registered assigns (the “Investor”), the principal sum of ONE MILLION DOLLARS AND ZERO CENTS ($1,000,00.00), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest thereon at a rate equal to 10% (the “Interest Rate”) per annum, simple interest computed on the basis of the actual number of days elapsed and a year of 365 days. Unless earlier repaid or converted in accordance with the terms hereof, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) written demand of the Investor, which demand may not be made prior to September 14, 20201 (the “Maturity Date”); or (ii) when such amounts become due and payable as a result of, and following, an Event of Default in accordance with Section 3. All payments required to be made hereunder, if any, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts. Interest shall accrue on the unpaid balance of the principal amount of this Note (without any compounding) from and including the date hereof to, but excluding, the date on which the principal amount of this Note is paid in full (or converted in accordance with Section 5 hereof) and, unless such accrued interest shall be converted in accordance with Section 5 hereof or earlier repaid pursuant to the terms of this Note, shall be payable on the Maturity Date.

This is one of a duly authorized issue of notes (this note being referred to as the “Note” and, collectively, all similar notes issued by Ensysce pursuant to the Note Offering being referred to as the “Notes”) of Ensysce in an anticipated aggregate principal amount of up to US$2,000,000 (the “Note Offering”). Nothing herein shall restrict the ability of Ensysce to either increase or decrease the aggregate principal amount of Notes offered in the Note Offering.

1 Two years following issue date of Note.

The Note Offering is being made, and this Note is being issued, pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

Section 2. Prepayment.

Ensysce may not prepay this Note prior to the Maturity Date without the consent of the Requisite Holders. For purposes hereof, “Requisite Holders” shall mean the holders of Notes representing a majority of the aggregate principal amount of all Notes then outstanding; provided that that Notes held, directly or indirectly, by Bob Gower will be excluded in determining the Requisite Holders.

Section 3. Defaults.

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Ensysce shall fail to pay (i) when due any principal or interest payment hereof on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of Ensysce’s receipt of Investor’s written notice to Ensysce of such failure to pay; or

(b) Ensysce shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 3(a)) and such failure shall continue for ten (10) days after written notice thereof is delivered to Ensysce; or

(c) Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Ensysce to the Investor in the Purchase Agreement shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Ensysce shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness to be paid by Ensysce (excluding this Note, which default is addressed by Section 3(a) above, but including any other evidence of indebtedness of Ensysce to the Investor) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness, and the effect of such failure or default is to cause, or permit the holder thereof to cause, indebtedness in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more to become due prior to its stated date of maturity; or

(e) Ensysce shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(f) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Ensysce or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Ensysce or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

(g) One or more judgments for the payment of money in an amount in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, outstanding at any one time, shall be rendered against Ensysce and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Ensysce and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

Section 4. Rights Of Investor Upon Default.

Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 3(f) or 3(g) hereof) and at any time thereafter during the continuance of such Event of Default, the Investor may, by written notice to Ensysce, declare all outstanding amounts payable by Ensysce hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(f) or 3(g) hereof, immediately and without notice, all outstanding amounts payable by Ensysce hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

Section 5. Conversion; Sale of Ensysce.

(a) Investor Conversion. At any time, and from time to time, on or after a Qualifying Financing, the Investor may, at its sole and exclusive option, convert all or any part of the principal (and accrued and unpaid interest) outstanding under this Note into Qualifying Securities issued in a Qualifying Financing of Ensysce at a conversion price, subject to adjustment as provided in Section 6 (the “Base Conversion Price”) per share of Qualifying Securities equal to fifty percent (50%) of the Applicable Price. For purposes hereof, (i) a “Qualifying Financing” shall mean the first sale and issuance, after the date of this Note and for cash, by Ensysce of Qualifying Securities in a single transaction, or series of related transactions on the same terms, in an aggregate amount not less than five million dollars ($5,000,000); (ii) “Qualifying Securities” shall mean Ensysce common stock, preferred stock or any securities conferring the right to purchase Ensysce common stock, preferred stock or securities convertible into, or exchangeable for (with or without additional consideration), Ensysce common stock or preferred stock, except that such defined term shall not include the Notes or any security (x) granted, issued and/or sold by Ensysce to any employee, director or consultant in such capacity, or (y) issued upon the conversion or exercise of any option, warrant or other security outstanding as of the date of this Note; and (iii) “Applicable Price” shall mean the price per share of Qualifying Securities paid in the Qualifying Financing.

(b) Automatic Conversion. At the closing date of a Going Public Transaction, the entire principal outstanding under this Note (and accrued and unpaid interest) shall be automatically converted into shares of common stock (the “Common Stock”) of the Public Company at a conversion price per share equal to the Automatic Conversion Price. For purposes hereof, (i) a “Going Public Transaction” shall mean (A) an initial public offering (the “IPO”) of Common Stock by Ensysce, or (B) a merger, acquisition, reorganization or similar transaction (a “Reverse Merger”) that results in the holders of Ensysce common stock holding Listed Shares of the Public Company; (ii) the “Public Company” shall mean (A) in the case of an IPO, Ensysce; and (B) in the case of a Reverse Merger, the party to the Reverse Merger whose shares are issued in the Reverse Merger and which shares comprise Listed Shares; (iii) “Listed Shares” shall mean shares of equity securities of the Public Company that are traded on a recognized U.S. securities trading market or exchange; (iv) “Automatic Conversion Price” shall mean a price per share equal to the lesser of (A) the Maximum Agreed Per Share Price, or (B) the Agreed EVPS; (v) “Maximum Agreed Per Share Price” shall mean, subject to adjustment as provided in Section 6 hereof, $0.25 per share; (vi) “Agreed EVPS” shall mean the Enterprise Value per share of the Public Company’s common stock as measured on the Measurement Date; (vii) “Enterprise Value” shall mean, with respect to the Public Company and as measured on the Measurement Date, the Market Capitalization + Debt + Preferred Stock - Cash and Cash Equivalents; provided, that for purposes of computing Agreed EVPS, Enterprise Value shall not exceed $55,000,000; (viii) “Market Capitalization” shall mean, as of the Measurement Date, the total number of issued and outstanding shares of common stock of the Company multiplied by (A) in the case of an IPO, the price of the Listed Shares sold in the IPO, and (B) in the case of a Reverse Merger, the closing price of the Public Company’s common stock on the Principal Market; (ix) “Measurement Date” shall mean (A) in the case of an IPO, the closing date of the IPO, and (B) in the case of a Reverse Merger, the first trading day, on which the Common Stock trades on the Principal Market, closing after the public announcement of completion of the Reverse Merger (for clarity, if the Reverse Merger is announced during a trading day but before the close of the trading market on that day, the day of such announcement shall be the Measurement Date; if the Reverse Merger is announced after the close of a trading, the following trading day shall be the Measurement Date); and (xi) “Principal Market” shall mean the principal U.S. stock exchange or over-the-counter market on which the Common Stock trades on the Measurement Date;

(c) Mechanics and Effect Of Conversion. No fractional shares of Qualifying Securities or Common Stock, as appropriate, shall be issued upon conversion of this Note, in part or in whole. Fractional shares otherwise issuable on conversion shall be rounded down to the highest whole number of shares. On partial conversion of this Note, Ensysce shall issue to the Investor (i) the shares of Qualifying Securities into which a portion of this Note is converted and (ii) a new convertible promissory note having identical terms to this Note, except that the principal amount thereof shall equal the difference between (A) the principal amount of this Note immediately prior to such conversion minus (B) the portion of such principal amount converted into stock. Upon conversion of this Note, the Investor shall surrender this Note, duly endorsed, at the principal office of Ensysce. At its expense, Ensysce or the Company, as appropriate, shall, as soon as practicable following conversion pursuant to Section 5(a) or 5(b), as appropriate, issue and deliver to the Investor a certificate or certificates for the number of shares of Qualifying Securities or Common Stock, as appropriate, to which the Investor shall be entitled upon such conversion (bearing such legends as arc required by applicable state and federal securities laws in the opinion of counsel to Ensysce or the Company, as appropriate), together with any other securities and property to which the Investor is entitled upon such conversion under the terms of this Note.

(d) Reservation Of Stock Issuable Upon Conversion. Ensysce shall at all times reserve and keep available, out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of its capital stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of capital stock of Ensysce shall not be sufficient to effect the conversion of this Note, Ensysce hereby covenants and agrees to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of capital stock to such number of shares as shall be sufficient for such purpose. As a condition of the Investor’s purchase of this Note, Ensysce shall include in any merger agreement pertaining to a Reverse Merger a requirement that the Company will assume the conversion obligations under this Note and reserve and keep available, out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of this Note, such number of shares of its capital stock as shall from time to time be sufficient to effect the conversion of this Note.

(e) Payment Of Expenses And Taxes On Conversion. Ensysce or, on and after a Reverse Merger, the Public Company, shall pay all expenses, taxes and other charges payable in connection with the preparation, execution, issuance and delivery of stock certificates and new promissory notes pursuant to this Section 5 hereof.

(f) Sale of Ensysce. Notwithstanding any provision in this Note to the contrary, in the event Ensysce consummates a Company Sale prior to the conversion or repayment in full of this Notes, (i) Ensysce will give the Holder at least five days prior written notice of the anticipated closing date of such Company Sale and (ii) at the closing of such Company Sale, in lieu of the principal and interest that would otherwise be payable at such date, Ensysce will have the right, subject to the Holder’s continuing right to convert hereunder prior to that date, to pay the Holders, in full satisfaction of Ensysce’s obligations under this Note, an aggregate equal to (x) two times the aggregate amount of principal then outstanding under this Note, plus (y) all then accrued and unpaid interest on this Note. For purposes hereof, “Company Sale” shall mean (i) any transaction or series of related transactions to which Ensysce is a party in which in excess of 50% of Ensysce’s voting power is transferred; or (ii) a sale, lease or other disposition of all or substantially all of the assets of Ensysce; provided, however, that a Company Sale shall not include (x) a transaction qualifying as a Going Public Transaction; or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by Ensysce or indebtedness of Ensysce is cancelled or converted.

Section 6. Conversion Price Adjustments.

(a) Adjustment For Stock Splits. If Ensysce shall, at any time or from time to time after the occurrence of a Qualifying Financing, effect a stock split or subdivision of its outstanding common stock (excluding stock splits or stock subdivisions effected pursuant to the terms of a Reverse Merger), the Base Conversion Price in effect immediately before that subdivision shall be proportionately decreased, effective at the close of business on the date the stock split or subdivision becomes effective.

(b) Adjustment For Stock Combinations. If Ensysce shall, at any time or from time to time after the occurrence of a Qualifying Financing, combine the outstanding shares of its common stock (including by way of reverse stock split) into a smaller number of shares (excluding a combination effected pursuant to the terms of a Reverse Merger), the Base Conversion Price in effect immediately before the combination shall be proportionately increased, effective at the close of business on the date the combination becomes effective.

(c) Adjustment for Stock Splits and Combinations Pursuant to a Reverse Merger. If, pursuant to the terms of a Reverse Merger, a stock split or subdivision of the Common Stock of the Company is effected resulting in the total outstanding shares of Common Stock exceeding the number that would otherwise be outstanding on the closing date of the Reverse Merger, the Maximum Agreed Per Share Price shall be proportionately decreased. Conversely, if, pursuant to the terms of a Reverse Merger, a combination of the Common Stock of the Company is effected (including by way of a reverse stock split) resulting in the total outstanding shares of Common Stock being less than the number that would otherwise be outstanding on the closing date of the Reverse Merger, the Maximum Agreed Per Share Price shall be proportionally increased.

(d) Adjustment For Common Stock Dividends And Distributions. If Ensysce, at any time or from time to time after the occurrence of a Qualifying Financing, issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable solely in additional shares of common stock, the Base Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Base Conversion Price by a fraction (i) the numerator of which is the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Base Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Base Conversion Price shall be adjusted pursuant to this Section 6(d) to reflect the actual payment of such dividend or distribution.

(e) Adjustments For Other Dividends And Distributions. If Ensysce, at any time or from time to time after the occurrence of a Qualifying Financing, issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of Ensysce (other than shares of common stock) or in other property, in each such event provision shall be made so that the Investor shall receive upon conversion hereof, in addition to the number of shares of common stock receivable hereupon, the amount of securities of Ensysce or other property which such Investor would have received had this Note been converted into common stock on the date of such event and had it thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the Investor or with respect to such other securities or other property by their terms. As used herein, the term “other property” does not include cash.

(f) Adjustment For Reclassification, Exchange And Substitution. If at any time or from time to time after the occurrence of a Qualifying Financing, the Qualifying Securities issuable upon the conversion of this Note are changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), then in any such event the Investor shall have the right thereafter to convert this Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Qualifying Securities into which this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(g) Certificate Of Adjustment. In each case of an adjustment or readjustment of the Base Conversion Price or Maximum Agreed Per Share Price pursuant to this Section 6, Ensysce, at its own expense, shall cause its Treasurer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Investor at the Investor’s address as shown in Ensysce’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Base Conversion Price or Maximum Agreed Per Share Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(h) Notices Of Record Date. Upon (i) the establishment by Ensysce of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of Ensysce, any reclassification or recapitalization of the capital stock of Ensysce, any merger or consolidation of Ensysce with or into any other company, or any transfer of all or substantially all the assets of Ensysce to any other person or any voluntary or involuntary dissolution, liquidation or winding up of Ensysce, Ensysce shall mail to the Investor at least 10 days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of common stock (or other securities) of Ensysce, shall be entitled to exchange their shares of common stock (or other securities), for securities or other property deliverable upon such reorganization, reclassification transfer, consolidation, merger, dissolution, liquidation or winding up.

(i) No Impairment. Ensysce shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by Ensysce, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Investor against dilution or other impairment as provided herein.

Section 7. Ranking.

This Note is an unsecured general obligation of Ensysce.

Section 8. Defenses.

The obligations of Ensysce under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 9. Exchange or Replacement of Notes.

(a) The Investor may, at its option, in person or by duly authorized attorney, surrender this Note for exchange, at the principal business office of Ensysce, and receive in exchange therefore, a new Note in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same annual rate as this Note, each such new Note to be dated as of the date of this Note and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Investor may designate in writing.

(b) Upon receipt by Ensysce of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, Ensysce will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 9 shall be dated as of the date of this Note.

Section 10. Attorneys’ and Collection Fees.

Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, Ensysce agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Investor in collecting or enforcing this Note.

Section 11. Waivers.

Ensysce hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by the Investor in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Investor and then only to the extent set forth therein.

Section 12. Amendments.

This Note may not be amended without the express written consent of both Ensysce and the Requisite Holders.

Section 13. Governing Law.

This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws of the State of California or any other state). Any action to enforce the terms of this Note shall be exclusively brought in the state and/or federal courts in San Diego County, California.

Section 14. Successors and Assigns.

The rights and obligations of Ensysce and the Investor under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties, including, upon completion of a Reverse Merger, the Public Company. Notwithstanding the foregoing, neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Ensysce, without the prior written consent of the Investor.

Section 15. Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number or email address specified in this Section prior to 5:00 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to Ensysce or the Public Company:

Ensysce Biosciences, Inc.
6019 Folsom Dr.
La Jolla, California 92037
Attn: Dr. Lynn Kirkpatrick
Email: lkirkpatrick@ensysce.com

If to an Investor:

To the Investors address set forth on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such person.

Section 16. No Rights of Stockholders.

Except as otherwise provided herein, this Note shall not entitle the Investor to any of the rights of a stockholder of Ensysce, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of Ensysce, unless and to the extent converted into shares of stock in accordance with the terms hereof.

Section 17. Entire Agreement.

This Note and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof.

Section 18. Headings.

The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

IN WITNESS WHEREOF, Ensysce has caused this Note to be duly executed by its duly authorized officer as of the date indicated below.

Date: September 7, 2018

By:	/s/ L. Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	Chief Executive Officer

Note No.	2018-05
Amount:
Investor Name:	BOB GOWER
Address:

Facsimile No.:
Email:

ANNEXA

CONVERSION NOTICE

(To be Executed by the Registered Holder

in order to Convert the Note)

The undersigned hereby irrevocably elects to convert the below indicated portion of principal and accrued interest of the above Note No. ________, dated ________, 2018 into the number and nature of shares of Ensysce Biosciences, Inc. indicated below according to the provisions hereof, as of the date written below.

Conversion calculations:

Date of Conversion Notice

Principal Amount of Note to be Converted

Accrued Interest to be Converted

Base Conversion Price

Nature of Securities to be issued Upon Conversion

Number of Securities to be Issued Upon Conversion

Signature

Name

Address

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTES

THIS FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTES, is made as of January 30, 2021 (this “Amendment”), by and among ENSYSCE BIOSCIENCES, INC. (“Ensysce”) and Bob Gower or his registered assigns (the “Investor”).

A. Reference is made to those certain 10.0% Convertible Promissory Notes, by Ensysce in favor of the Investor, as set forth on Schedule I attached hereto (the “Existing Notes”).

B. The parties hereto have agreed to the amendments to the Existing Notes set forth herein and as amended hereby (the Existing Notes as so amended being referred to as the “Notes”). Capitalized terms used but not defined herein have the meanings assigned thereto in the Notes.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to Existing Notes. Effective as of the date hereof, the Existing Notes are each hereby amended as follows:

(a) The definition of “Enterprise Value” in Section 5(b)(vii) of each Existing Note is hereby amended and restated in its entirety as follows:

“(vii) “Enterprise Value” shall mean, with respect to the Public Company and as measured on the Measurement Date (A) in the case of an IPO, the Market Capitalization + Debt + Preferred Stock - Cash and Cash Equivalents, or (B) in the case of a Reverse Merger, the enterprise value as implied by the proposed transaction value of such Reverse Merger; provided, that for purposes of computing Agreed EVPS, Enterprise Value shall not exceed $55,000,000;”

(b) The definition of “Market Capitalization” in Section 5(b)(viii) of each Existing Note is hereby amended and restated in its entirety as follows:

“(viii) “Market Capitalization” shall mean, as of the Measurement Date, the total number of issued and outstanding shares of common stock of the Company multiplied by the price of the Listed Shares sold in the IPO;”

(c) The definition of “Measurement Date” in Section 5(b)(ix) of each Existing Note is hereby amended and restated in its entirety as follows:

“(ix) “Measurement Date” shall mean (A) in the case of an IPO, the closing date of the IPO, and (B) in the case of a Reverse Merger, the date the merger agreement relating to such Reverse Merger is entered into among the parties thereto;”

(d) Section 5(b) of each Existing Note is hereby amended by striking clause (xi) (definition of “Principal Market”) thereto.

Section 2. Effect of Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Investor under the Notes and shall not alter, modify, amend, constitute a waiver of, or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Notes, all of which are ratified and affirmed in all respects, shall continue in full force and effect and shall continue to constitute the legal, valid, binding and enforceable obligations of Ensysce. Nothing herein shall be deemed to entitle Ensysce to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Notes in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Existing Notes specifically referred to herein.

Section 3. Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Amendment.

Section 4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

Section 5. Severability. If any provision of this Amendment, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated to be invalid, the validity of the remainder of this Amendment shall be construed as if such invalid part were never included herein.

Section 6. Incorporation by Reference. The provisions of Sections 13, 15, and 18 of the Notes are incorporated herein by reference mutatis mutandis with the same force and effect as if expressly written herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

ENSYSCE BIOSCIENCES, INC.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	Chief Executive Officer

[Signature Page to First Amendment to Convertible Promissory Notes]

INVESTOR:

By:	/s/ Bob Gower
Name:	Bob Gower

[Signature Page to First Amendment to Convertible Promissory Notes]

Schedule I

Note No.	Entity	Date of Note	Principal Amount
2018-02	Ensysce Biosciences, Inc.	5/4/2018	$600,000
2018-05	Ensysce Biosciences, Inc.	9/14/2018	$1,000,000
2018-06	Ensysce Biosciences, Inc.	12/31/2018	$500,000
2018-08	Ensysce Biosciences, Inc.	10/17/2019	$100,000
2018-09	Ensysce Biosciences, Inc.	1/23/2020	$100,000
2018-10	Ensysce Biosciences, Inc.	3/9/2020	$100,000
2018-11	Ensysce Biosciences, Inc.	4/15/2020	$100,000